Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Dividend Advantage Municipal Income Fund f/k/a
Nuveen Insured Dividend Advantage Municipal Fund
811-09475


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund; at this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common and Preferred shares
 voting together as a class
<c>  Preferred Shares

To approve a new investment
management agreement



   For
         15,015,188
                  -
   Against
              842,225
                  -
   Abstain
              490,300
                  -
   Broker Non-Votes
           4,064,964
                  -
      Total
         20,412,677
                  -



To approve a new sub-advisory
agreement



   For
         14,977,636
                  -
   Against
              875,716
                  -
   Abstain
              494,361
                  -
   Broker Non-Votes
           4,064,964
                  -
      Total
         20,412,677
                  -




Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-236561, on June 16, 2014.